THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INCEPTION MINING INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase Shares of Common Stock of Inception Mining Inc.

COMMON STOCK PURCHASE WARRANT

Warrant Shares: 100,000	Issue Date: March 8, 2017

Inception Mining Inc., a corporation organized under the laws of the State of Nevada, hereby certifies that, for value received, Labrys Fund, LP or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) at any time after the Issue Date set forth above for two years following the Issue Date, one hundred thousand (100,000) fully paid and non-assessable shares of Common Stock (as hereinafter defined) at the applicable Exercise Price per share (as defined below) (the “Warrants”). The Warrants are being issued to the Holder in connection with the Company’s issuance of that certain convertible promissory note in the principal amount of $110,000.00 (the “Note”) to the Holder.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Common Stock” includes (i) the Company’s common stock, par value $0.00001; and (ii) any other securities into which or for which any of the securities described in the preceding clause may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(b) The term “Company” shall include Inception Mining Inc., a Nevada corporation, and any person or entity which shall succeed, or assume the obligations of, Inception Mining Inc. hereunder.

(c) The “Exercise Price” applicable under this Warrant shall be the price at which the Holder purchases shares of Common Stock, or $0.75 per share.

1.	Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the date hereof, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”) along with payment of the Exercise Price per share, shares of Common Stock of the Company so long as shares of Common Stock of the Company are available for issuance. All shares of the Common Stock are immediately exercisable upon the execution of this Warrant at the Exercise Price of $0.75 per share.

1.2. Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.3. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holder of this Warrant, such bank or trust company shall have all the powers and duties of a warrant agent (as described in Section 6 herein) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2.	Procedure for Exercise.

2.1. Delivery of Stock Certificates, Etc., on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. Within two (2) business days after the exercise of this Warrant in full or in part, the Company, at the Company’s expense, will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock to which such Holder shall be entitled on such exercise.

2.2. Exercise. Payment may be made in cash by wire transfer of immediately available funds or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, for the number of Common Shares specified in the Exercise Notice and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock as provided herein.

3. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, the provision of a legal opinion from the Transferor’s counsel (at the Company’s expense) that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

4. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

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5. Maximum Exercise. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (a) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and (b) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this limitation is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 4.99% of the then outstanding shares of Common Stock (which shall automatically be increased to 9.99% if the beneficial ownership limitations contained in the Note are increased to 9.99% pursuant to the terms therein). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13(d)-(g) thereunder. The limitations set forth herein may be waived in whole or in part, upon sixty-one (61) days prior written notice from the Holder to the Company.

6. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock on the exercise of this Warrant, exchanging this Warrant, and replacing this Warrant, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

7. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

8. Miscellaneous. This Warrant and any term hereof shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts or federal courts located in the Commonwealth of Massachusetts. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT ENTERED INTO IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

INCEPTION MINING INC.
By:
Name:	Trent D’Ambrosio
Title:	Chief Executive Officer

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EXHIBIT A

FORM OF SUBSCRIPTION

(To Be Signed Only on Exercise of Warrant)

TO:	Inception Mining Inc.
5330 South 900 East, Suite 280
Murray, Utah 84117
Attention: Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase (check applicable box):

________ shares of the Common Stock covered by such Warrant; or

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $0.75 per share. Such payment takes the form of:

$__________ in lawful money of the United States; and/or

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________, whose address is ___________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

Address:

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT

(To Be Signed Only On Transfer Of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Inception Mining Inc., into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Inception Mining Inc. with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

Address:

SIGNED IN THE PRESENCE OF:

(Name)
ACCEPTED AND AGREED: [TRANSFEREE]

(Name)